UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 19, 2006 (date of earliest event reported)

    Tidelands Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-50707	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina (Address of principal executive offices)	29464 (Zip Code)

    (843) 388-8433
(Registrant's telephone number, including area code)

    n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 19, 2006, the board of directors of Tidelands Bancshares, Inc. expanded the size of the board and appointed Larry W. Tarleton to the company’s board of directors. Mr. Tarleton, 62, was appointed as a Class II director and his term shall extend until the company’s 2007 annual meeting of shareholders. Mr. Tarleton was also appointed to serve on the loan committee. Mr. Tarleton currently serves as the publisher for The Post and Courier, where he has worked since 1988, including as editor for 10 years prior to being named publisher of South Carolina’s second largest newspaper. He is a native of Wadesboro, N.C. and a graduate of the University of North Carolina in Chapel Hill. He is very active in community affairs and currently serves as chairman of the Trident United Way, Vice President of Finance for the Coastal Carolina chapter of the Boy Scouts of America and on the board of the Charleston Metro Chamber of Commerce. He is a past president of the Country Club of Charleston and is a member of the Carolina Yacht Club and the Harbour Club.

Item 8.01  Other Events.

On June 23, 2006, Tidelands Bancshares, Inc issued a press release announcing the appointment of Mr. Tarleton as a director. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibit No.       Exhibit

99.1                    Press Release dated June 23, 2006 announcing the appointment of Mr. Larry Tarleton as director.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: June 23, 2006	By: /s/ Robert E. Coffee, Jr.
Robert E. Coffee, Jr.
President and Chief Executive Officer

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